Filed pursuant to Rule 424(b)(3)
File No. 333-263434
File No. 333-263448
File No. 333-263438
File No. 333-263450
File No. 333-263293

TEUCRIUM CORN FUND
TEUCRIUM SOYBEAN FUND
TEUCRIUM SUGAR FUND
TEUCRIUM AGRICULTURAL FUND
Supplement dated September 13, 2022
to
Prospectuses dated April 7, 2022

TEUCRIUM WHEAT FUND
Supplement dated September 13, 2022
to
Prospectuses dated March 9, 2022

This supplement updates the prospectuses of the Teucrium Corn Fund, Teucrium Sugar Fund, Teucrium Soybean Fund, Teucrium Wheat Fund and Teucrium Agricultural Fund (each, a “Fund,” and together, the “Funds”), with the following information. It should be read in its entirety and kept together with your prospectus for future reference. Capitalized terms and certain other terms used in this supplement, unless otherwise defined in this supplement, have the meanings assigned to them in the applicable prospectus.

1.
Effective September 13, 2022, the disclosure in the “Plan of Distribution – Distributor and Authorized Purchasers” section of the Prospectus is replaced in its entirety with the following:

The following entities have entered into Authorized Purchaser Agreements with respect to the Fund: J.P. Morgan Securities LLC; Merrill Lynch Professional Clearing Corp.; Goldman Sachs & Co.; Citadel Securities LLC; Virtu Americas LLC; HRT Financial LP; and Mirae Asset Securities (USA) Inc.